Exhibit 99.1

CONSENT SOLICITATION STATEMENT

Medarex, Inc.
Solicitation of Consents to
Proposed Amendment to and Waiver of Default Under the
Indenture with Respect to
$150,000,000 2.25% Convertible Senior Notes due May 15, 2011
CUSIP Numbers:  583916AG6
                                583916AF8

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 4, 2006 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”).  CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT LETTER.

Medarex, Inc. is soliciting consents (the “Consents”), upon the terms and subject to the conditions set out in this Consent Solicitation Statement and in the accompanying consent letter (the “Consent Letter”) to an amendment (the “Proposed Amendment”) to the Indenture dated as of May 3, 2004 (the “Indenture”) between Medarex and Wilmington Trust Company, as trustee (the “Trustee”), pursuant to which its 2.25% Convertible Senior Notes due May 15, 2011 (the “Notes”) were issued (the “Consent Solicitation”).  The purpose of the Proposed Amendment is to amend the Indenture to provide that we will have additional time to comply with the Indenture’s reporting requirements.  Under the Indenture, we are required to file with the Trustee any information, documents and other reports that are required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 15 days after such documents and reports are required to be filed with the SEC.  We are currently engaged in a restatement of our financial statements and we have delayed filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 until such restatement is complete.

Each Holder that consents to the Proposed Amendment (each, a “Consenting Holder” and, together the “Consenting Holders”) will also be waiving all defaults and events of default with respect to the reporting requirements in the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such defaults or events of default.  If we receive the Requisite Consent (as defined below), we will make cash payments, as applicable, as set forth in the table below.

If Financial
Reporting Covenant
	Initial	Required	Condition Not Satisfied
	Consent	Filing	Additional
Title of Securities	Payment*	Date	Consent Payment*
2.25% Convertible Senior Notes due May 15, 2011	$2.50	October 24, 2006	$10.00

* Per $1,000 in outstanding principal amount.

We will not be required to make the payments described in the table above if we terminate the Consent Solicitation on or prior to the Expiration Time or if we do not receive the Requisite Consent.

The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on September 21, 2006 (the “Record Date”) and their duly designated proxies.  As of September 21, 2006, all of the Notes were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants” and, together with all other registered holders of Notes as of the Record Date, if any, the “Holders”).  DTC will issue an “omnibus proxy” authorizing DTC Participants as of the Record Date to execute a Consent.  Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Depositary at the address or number set forth on the back cover of this Consent Solicitation Statement (and not revoke) valid Consents on or before the Expiration Time to receive the Consent Payments.  This Consent Solicitation is conditioned on receipt by us of valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment (the “Requisite Consent”).  A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf.  See “Consent Procedures” on page 11 for more information.  After receipt of the Requisite Consent, we will execute the Supplemental Indenture with the Trustee to give effect to the Proposed Amendment on or promptly after the Expiration Time.

This Consent Solicitation Statement describes the Proposed Amendment and the procedures for delivering and revoking Consents.  Please read it carefully.

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

The date of this Consent Solicitation Statement is September 22, 2006

CONTENTS

Summary	1

Background	4

Purpose and Effects of the Consent Solicitation	5

The Proposed Amendment and Waiver	6

Certain Risk Factors	9

The Consent Solicitation	9

Certain United States Federal Income Tax Consequences	15

Disclosure Regarding Forward-Looking Statements	19

Incorporation by Reference; Available Information	20

_________________

Holders residing outside the United States who wish to deliver Consents must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith.  If we become aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, we will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction.  If, after such effort, we cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us.  The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Consent Solicitation Statement.

IMPORTANT

Consenting Holders as of the Record Date should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Depositary at its address set forth on the back cover hereof for receipt on or prior to the Expiration Time.

Only Holders of record as of the Record Date and DTC Participants acting under the omnibus proxy may execute Consents.  Once delivered, Consents may be revoked at any time prior to the Expiration Time.  Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of record of such Notes as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information Agent at its address and telephone number set forth on the back cover hereof.  A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

(i)

HOLDERS OF NOTES SHOULD NOT DELIVER CONSENTS TO THE COMPANY, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT AT ANY TIME.

The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent.  The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in our affairs since the date of this Consent Solicitation Statement.

NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE CONSENT LETTER NOR ANY RELATED DOCUMENTS HAVE BEEN APPROVED OR REVIEWED BY THE SEC OR ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY.  NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

(ii)

SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation.  The following summary is not intended to be complete.  Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement.  This Consent Solicitation Statement contains important information which should be read before a decision is made with respect to the Consent Solicitation.  As used in this Consent Solicitation Statement, the terms “we,” “our,” “us,” “Medarex” and the “Company” refer to Medarex, Inc. and its predecessors, subsidiaries and affiliates unless the context indicates otherwise.  Capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

We are soliciting Consents to the Proposed Amendment to the Indenture.  After receipt of the Requisite Consent, we will execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) with the Trustee to give effect to the Proposed Amendment on or promptly after the Expiration Time.

The following is a summary of certain Consent Solicitation terms:

Company	Medarex, Inc.

Notes	$150,000,000 in aggregate principal amount of 2.25% Convertible Senior Notes due May 15, 2011 (the “Notes”).

CUSIP	583916AG6. 583916AF8.

Purpose of Consent Solicitation

The purpose of the Consent Solicitation is to amend the Indenture to provide that we will have additional time to comply with the reporting requirements in the Indenture, and to waive all past and present defaults and events of default with respect to the reporting requirements of the Indenture. See “The Proposed Amendment and Waiver.”

Financial Reporting Covenant Condition

The Financial Reporting Covenant Condition is defined as the time at which we have filed with the Trustee an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and any further Quarterly Reports on Form 10-Q required to be filed with the SEC on or before such time for each quarter ending after March 31, 2006.

Consent Payments

We will make cash payments to (i) Consenting Holders of the Notes as of the Record Date of $2.50 per $1,000 in aggregate principal amount of Notes held by such Consenting Holders, which payment will be made by us on or promptly after the Effective Date of the Supplemental Indenture (the “Initial Consent Payment”), and (ii) to all record Holders on October 24, 2006, an additional $10.00 per $1,000 in aggregate principal amount of Notes, which payment will only be made if we have not satisfied the Financial Reporting Covenant Condition by the close of business on October 24, 2006 and which payment will be paid on or promptly after October 25, 2006 (the “Additional Consent Payment”). The Initial Consent Payment and the Additional Consent Payment are sometimes referred to herein as the “Consent Payments”.

No accrued interest will be paid on the Consent Payments.

No Initial Consent Payment will be paid to Holders who do not validly grant, or who revoke, Consents. However, if the Proposed Amendment becomes effective, all record Holders on October 24, 2006 may be entitled to receive the Additional Consent Payment, if due. See “Summary — Eligibility for Consent Payments.”

Record Date	September 21, 2006.

Effective Date

We intend to execute the Supplemental Indenture on or promptly after the Expiration Time. The Supplemental Indenture will provide that it will become effective (and operative) upon execution by us and the Trustee.

Expiration Time

The Consent Solicitation will be open until 5:00 p.m., New York City time, on October 4, 2006. Holders must deliver their Consents to the Proposed Amendment to the Depositary on or before the Expiration Time to receive the Initial Consent Payment.

We reserve the right:

• to extend the Expiration Time from time to time;

• to waive in whole or in part any conditions to the Consent Solicitation;

• to terminate the Consent Solicitation at any time on or prior to the Expiration Time; and

• to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Eligibility for Consent Payments

Holders whose Consents are properly received (and not revoked) on or prior to the Expiration Time will be eligible to receive the Initial Consent Payment, upon approval of the Proposed Amendment, if we have not terminated the Consent Solicitation at any time on or prior to the Expiration Time. Any subsequent transferees of Notes of such Holders, and any Holders who do not timely grant (or who revoke) a valid Consent (and their transferees), will not be entitled to receive the Initial Consent Payment even if the Proposed Amendment becomes effective. However, if the Proposed Amendment becomes effective, all record Holders on October 24, 2006 may be entitled to receive the Additional Consent Payment, if due.

Requisite Consent

Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $150.0 million.

Waiver

Each Holder that executes a Consent will also be deemed to have waived all defaults with respect to breaches of the reporting requirements of the Indenture, and any events of default under the Indenture as a result of such defaults, occurring on or prior to the effectiveness of the Proposed Amendment.

Consequences to Non-Consenting Holders

If the Requisite Consent is obtained and the Initial Consent Payment is paid, non-consenting Holders will be bound by the Proposed Amendment but will not be entitled to receive the Initial Consent Payment. However, if the Proposed Amendment becomes effective, all record Holders on October 24, 2006 may be entitled to receive the

Additional Consent Payment, if due.

Procedure for Delivery of Consents

Consents must be delivered by mail or facsimile to the Depositary at the address or number set forth on the back cover page of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Only registered owners of Notes as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendment and receive the Initial Consent Payment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation — Consent Procedures.”

Revocation of Consents	Revocation of Consents may be made at any time prior to the Expiration Time. See “The Consent Solicitation — Revocation of Consents.”

Solicitation Agent	Goldman, Sachs & Co. is serving as Solicitation Agent in connection with the Consent Solicitation.

Depositary and Information Agent	Global Bondholders Services Corporation is serving as Depositary and Information Agent in connection with the Consent Solicitation.

United States Federal Income Tax Consequences	For a discussion of certain United States federal income tax consequences of the Consent Solicitation to beneficial owners of Notes, see “Certain United States Federal Income Tax Consequences.”

Additional Information	For additional information, contact the Information Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

BACKGROUND

Our Company

We are a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases.  We apply our UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for ourselves and our partners.  Thirty-three of these therapeutic product candidates derived from our technology are in human clinical testing or have had investigational new drug applications submitted for such trials, with six of the most advanced product candidates currently in Phase III clinical trials.  We are committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs.

Recent Events

On May 24, 2006, we announced the receipt of a letter of inquiry from the SEC requesting documentation relating to our historical stock option grant practices.  On June 15, 2006, we announced that (i) our Board of Directors had appointed one of our outside directors (the “Designated Director”) to oversee an investigation of our historical stock option practices and related accounting treatment (the “Option Investigation”), (ii) we had received a grand jury subpoena from the U.S. Attorney’s Office, District of New Jersey in connection with our historical stock option grant practices, and (iii) we had been notified that two shareholder-derivative lawsuits relating to our historical stock option grant practices had been filed.

On August 18, 2006, we announced that we would restate our annual financial statements for the periods from 2000 through 2005 and our interim financial statements for the period ended March 31, 2006 and that we would not able to file with the SEC our Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Second Quarter Form 10-Q”) on August 9, 2006, the prescribed filing date of the Second Quarter Form 10-Q.  We further announced that we expected that expenses arising from the Option Investigation, the restatement and related activities would be significant.  Finally, we disclosed that we had received a letter from the staff of The NASDAQ Stock Market, Inc. which advised us that we were not in compliance the NASDAQ Marketplace rules because we had not filed our Second Quarter Form 10-Q on a timely basis and that our common stock would be delisted unless we filed a request for a hearing to request continued listing of our common stock on The NASDAQ Global Market.  We filed the request for a hearing, which will be held in the near future.  We expect a decision regarding our listing status to occur within 30 days of the hearing date.

On September 13, 2006, the Board of Directors expanded the Board from seven to nine directors, elected two new directors and appointed the two new directors, together with the Designated Director, to a special investigation committee to complete the Option Investigation.  The special investigation committee has not completed its work or reached final conclusions and is continuing the investigation.

Section 14.4 of the Indenture requires us to file with the Trustee certain information, documents and reports required to be filed with the SEC within 15 days after they are required to be filed with the SEC.  Our failure to comply with this requirement by our failure to file our Second Quarter Form 10-Q constitutes a default under the Indenture, but does not constitute an event of default under the Indenture until we have received a “Notice of Default” specifying the default from the Trustee or Holders of 25% of the outstanding principal amount of Notes and 60 calendar days have passed.  On August 25, 2006, we received a “Notice of Default” under the Indenture from a Holder that reportedly holds more than 25% in principal amount of the outstanding Notes.  The Notice of Default cites our failure to timely file our Second Quarter Form 10-Q as the basis for the Notice of Default.  The Notice of Default further provides that if we do not file our Second Quarter Form 10-Q by October 24, 2006, an event of default under the Indenture will exist.

We intend to file an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, any other required amendments to our annual and periodic reports, including restated financial statements, and the Second Quarter Form 10-Q and any other required periodic reports as soon as practicable after the completion of the investigation and restatement of our financial statements and our external audit process.

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Section 14.4 of the Indenture requires us to file with the Trustee such information, documents and reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after they are required to be filed with the SEC.  Our failure to timely file with the Trustee our Second Quarter Form 10-Q means that we have not filed with the Trustee the information required to be so filed by Section 14.4 of the Indenture.

Non-compliance with the Section 14.4 of the Indenture constitutes a default under the Indenture, but does not constitute an event of default under the Indenture until 60 calendar days have passed after we have received written notice specifying the default from the Trustee or the Holders of 25% of the outstanding principal amount of the Notes and such default is continuing.  On August 25, 2006, we received a notice of default claiming a breach of Section 14.4 of the Indenture due to our failure to timely file the Second Quarter Form 10-Q from a Holder  claiming to hold more than 25% of the outstanding principal amount of the Notes.  Under the Indenture, if we do not cure this breach within 60 calendar days following notice of default, an event of default would occur under the Indenture, and the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes may accelerate the maturity of the Notes causing the outstanding principal amount of the Notes to become due and payable.

The purpose of the Proposed Amendment and the waiver is:

•                  to amend the Indenture to provide that we will (i) pay the Initial Consent Payment to Consenting Holders on the Record Date which payment will be made promptly after the effectiveness of the Proposed Amendment, and (ii) pay the Additional Consent Payment to all record Holders on October 24, 2006, which payment will be made on or promptly after October 25, 2006 if we have not yet satisfied the Financial Reporting Covenant Condition by the close of business on October 24, 2006;

•                  to amend the Indenture to provide that we will not be obligated to satisfy the Financial Reporting Covenant Condition until December 31, 2006 (unless we fail to pay the Consent Payments when due); and

•                  to waive all defaults and events of default with respect to the reporting provisions of the Indenture occurring prior to the effectiveness of the Proposed Amendment.

If the Proposed Amendment becomes effective and operative, we will be deemed to have satisfied the Financial Reporting Covenant Condition at such time as we have filed with the Trustee an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and any further Quarterly Reports on Form 10-Q required to be filed with the SEC on or before such time for each quarter ending after March 31, 2006.

As a result of the Proposed Amendment, we will have until December 31, 2006 to satisfy the Financial Reporting Covenant Condition; provided that we make the Consent Payments when due.  Once we have satisfied the Financial Reporting Covenant Condition, we will not be obligated to make any further filings or furnish any additional reports or information pursuant to Section 14.4 of the Indenture with respect to any period ended on or prior to December 31, 2005.  Each Holder that executes a Consent will also be waiving all defaults and events of default with respect to the reporting requirements in the Indenture, occurring on or prior to the effectiveness of the Proposed Amendment, and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendment.

THE PROPOSED AMENDMENT AND WAIVER

Set forth below are the provisions of the Indenture that would be amended by the Proposed Amendment.  The following is qualified in its entirety by reference to the form of the Supplemental Indenture, copies of which can be obtained without charge from the Information Agent.  Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indenture.

General

Regardless of whether the Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture.  The changes included in the Proposed Amendment will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes, except as specifically set forth in this Consent Solicitation Statement.

If the Requisite Consent is obtained, non-consenting Holders of Notes will be bound by the Proposed Amendment, but will not be entitled to receive the Initial Consent Payment.  However, if the Proposed Amendment becomes effective, all record Holders on October 24, 2006 may be entitled to receive the Additional Consent Payment, if due.  The Proposed Amendment will be effected (and will become operative) by execution of the Supplemental Indenture by us and the Trustee.  By executing the Supplemental Indenture, we will irrevocably agree to pay the Initial Consent Payment to all Holders who have delivered (and not revoked) their Consents in accordance with the procedures of the Consent Solicitation Statement on or prior to the Expiration Time and to pay the Additional Consent Payment to all record Holders on October 24, 2006, if due.

The Proposed Amendment

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 1.1 OF THE INDENTURE SHALL BE AMENDED BY ADDING THE FOLLOWING DEFINITIONS (double underline indicates text to be added):

“Consent Payments” means the Initial Consent Payment and the Additional Consent Payment, each as defined in the Solicitation Document.

“Covenant Reversion Date” means 5:00 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Initial Consent Payment or the Additional Consent Payment, when and if due, as described in the Solicitation Document and (ii) December 31, 2006.

“Financial Reporting Covenant Condition” means the date at which the Company has filed with the Trustee an amendment to its Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and any further Quarterly Reports on Form 10-Q required to be filed with the SEC on or before such time for each quarter ending after March 31, 2006.

“Solicitation Document” means the Consent Solicitation Statement of Medarex, Inc. dated September 22, 2006.

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 10.1 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTION (double underline indicates text to be added, and strikethroughs indicate text to be deleted)

“SECTION 10.1             Payment of Principal, Premium and Interest; Payment of Consent Payments.

The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Securities in accordance with the terms of the Securities and this Indenture.  The Company will deposit or cause to be deposited with the Trustee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.  In addition to any other payments required by the Notes and this Indenture, the Company covenants and agrees that it will pay (i) the Initial Consent Payment at the time and in the manner described in the Solicitation Document, and (ii) if the Company has not satisfied the Financial Reporting Covenant Condition by 5:00 p.m., New York City time on October 24, 2006, the Additional Consent Payment at the time and in the manner described in the Solicitation Document.”

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 14.4 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTION (double underline indicates text to be added, and strikethroughs indicate text to be deleted)

 “SECTION 14.4            Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding the foregoing, the Company shall not be required to comply with this Section 14.4 (provided that the Company has paid the Consent Payments as set forth in Section 10.1 hereof) until the Covenant Reversion Date.  Once the Company has satisfied the Financial Reporting Covenant Condition, the Company will not be required to comply with this Section 14.4 for any period ending on or prior to December 31, 2005.”

The Proposed Waiver

The Consent Letter includes a waiver of all defaults and events of default under the Indenture occurring on or prior to the effectiveness of the Proposed Amendment relating to any failure to comply with Section 14.4 of the Indenture (the “Waived Defaults”).  Section 5.13 of the Indenture provides that existing defaults and events of default may be waived by Holders of at least a majority in aggregate principal amount of then outstanding the Notes, by notice to the Trustee.  If the Requisite Consent is obtained, the Waived Defaults with respect to the Notes will cease to exist, and any default or event of default under the Indenture with respect to the Notes as a result of any such defaults occurring on or prior to the effectiveness of the Proposed Amendment will be deemed to have been cured for all purposes of the Indenture.

The Effect of the Proposed Amendment and Waiver

If the Proposed Amendment becomes effective and operative, we will not be obligated to file with the Trustee until December 31, 2006 (unless we fail to make the Consent Payments when due) an amendment to our Annual Report on Form 10-K for the year ended December 31, 2005, an amendment to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, each including restated financial statements, and the Quarterly Reports on Form 10-Q for each quarter ending after March 31, 2006 required to be filed under Section 14.4 of the Indenture but for the Proposed Amendment.  Once we have satisfied the Financial Reporting Covenant Condition we will not be obligated to make any further filings or furnish any additional reports or information pursuant to Section 14.4 of the Indenture with respect to any period ended on or prior to December 31, 2005.

Each Holder that consents to the Proposed Amendment will also be waiving all defaults and events of default with respect to  the reporting requirements in the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such default, occurring on or prior to the effectiveness of the Proposed Amendment.

CERTAIN RISK FACTORS

Set forth below are important risks and uncertainties that could result from the failure of Holders to provide the Requisite Consent.

The Holders of our Notes have the right to call for accelerated payment of the Notes.

We are in violation of the reporting requirements of the Indenture for our Notes.  As a consequence of this violation, the Holders have the right to call for accelerated payment of the Notes if 25% of the Holders or the Trustee provide us notice of the default and we are unable to cure the default within 60 calendar days of such notice.  Specifically, if the Holders do not provide us with the Requisite Consent, the Trustee or Holders representing 25% in aggregate principal amount of the outstanding Notes could call for such acceleration.  On August 25, 2006, we received a notice of default under the Indenture from a person claiming to hold more than 25% of the aggregate principal amount of the outstanding Notes citing our failure to timely file the Second Quarter Form 10-Q as the basis for the notice of default.  Under the Indenture, we have 60 calendar days following notice of default to cure this default.  If we are unable to cure this default within the required time period or if we do not obtain the Requisite Consent, an event of default would occur and the Holders could determine to accelerate the maturity of the Notes.  We may lack the ability to meet those obligations out of currently available cash.  We cannot assure you that we would be able to refinance the Notes through the capital markets or otherwise, on commercially reasonable terms or at all.

We may have to carry our debt as short-term obligations on our balance sheet.

If we are unsuccessful in curing or arranging for the waiver of the default under the reporting requirements of the Indenture, we may be required to carry our debt as short-term obligations on our balance sheet.  This could cause us to alter the terms of our business with our trade creditors and could materially adversely affect our financial condition and results of operations.  In the event the Holders of the Notes determine to accelerate a portion or all of those Notes, we may lack the ability to meet those obligations.  We cannot assure you that we will be able to continue as a going concern if we are unable to obtain the Requisite Consent and waive the defaults under the Indenture.

THE CONSENT SOLICITATION

General

We are seeking Consents from Holders of at least a majority in principal amount of all outstanding Notes not owned by us or one of our affiliates to the Proposed Amendment to the Indenture and to the waiver of all defaults and events of default relating to the Indenture.  See “The Proposed Amendment and Waivers.”

Regardless of whether the Proposed Amendment becomes effective, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture.  The changes sought to be effected by the Proposed Amendment will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date, conversion or redemption provisions of the Notes.

After receipt of the Requisite Consent, we will execute the Supplemental Indenture with the Trustee to give effect to the Proposed Amendment.

We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indenture.  Thereafter, all Holders, including non-consenting Holders, and all subsequent Holders will be bound by the Proposed Amendment.  Whether or not the Requisite Consent is received, if the Consent Solicitation with respect to the Notes is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the Notes will be voided and the Consent Payments will not be paid.  By executing the Supplemental Indenture, we will irrevocably agree to pay the Consent Payments.

In addition to the use of the mail, Consents may be solicited by our officers and other employees, without any additional remuneration, in person, or by telephone, or facsimile transmission.  We have retained Goldman, Sachs & Co. as the Solicitation Agent to aid in the solicitation of Consents.

Before, during or after the Consent Solicitation, the Solicitation Agent, Medarex and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise.  Any future purchases will depend on various factors at that time.

Requisite Consent

Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment.  As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $150.0 million.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Proposed Amendment.

Consent Payments

Subject to satisfaction or waiver of the terms of the Consent Solicitation, we will make cash payments to (i) Consenting Holders as of the Record Date of $2.50 per $1,000 in aggregate principal amount of Notes held by such Consenting Holders, which payment will be made by us on or promptly after the Effective Date of the Supplemental Indenture, and (ii) all record Holders on October 24, 2006 of $10.00 per $1,000 in aggregate principal amount of Notes held by such Holders, which payment will be paid on or promptly after October 25, 2006 if we have not satisfied the Financial Reporting Covenant Condition by the close of business on October 24, 2006.

No accrued interest will be paid on the Consent Payments.  The Initial Consent Payment will not be paid before the Supplemental Indenture has been executed.  We expect to execute the Supplemental Indenture and to make the Initial Consent Payment promptly after the Expiration Time and on or before the close of business on the first business day following the Expiration Time.  The Additional Consent Payment will be paid on or promptly after October 25, 2006 if we have not satisfied the Financial Reporting Covenant Condition by the close of business on October 24, 2006.  The Depositary will act as agent for the Holders for the purpose of receiving any payments from us and transmitting any such payments to the Holders.

Notwithstanding any subsequent transfer of its Notes, subject to receipt of the Requisite Consent, any Holder whose properly executed Consent has been received by the Depositary (and not revoked) on or prior to the Expiration Time will be eligible to receive the Initial Consent Payment payable in respect of such Notes unless the Consent Solicitation is terminated with respect to such Notes for any reason on or prior to the Expiration Time.  Any subsequent transferees of Notes of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Initial Consent Payment, even if the Proposed Amendment becomes effective and, as a result, becomes binding on them.  Any subsequent transferees of Notes of such Holders, and any record Holders on October 24, 2006 will be entitled to receive the Additional Consent Payment, if due, if the Proposed Amendment becomes effective.  A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause a Consent to be given in respect of such Notes on or before the Expiration Time.  See “— Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on October 4, 2006, unless earlier terminated or extended by us in our sole discretion.  Consents may not be revoked after the Expiration Time.  We intend to execute the Supplemental Indenture on or promptly after the Expiration Time.  The Supplemental Indenture provides that it will become effective (and operative) on the date it is executed by us and the Trustee (the “Effective Date”).  See “— Revocation of Consents.”

We reserve the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Solicitation Agent and the Depositary no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Time.  Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders of the Notes).  Such announcement or notice may state that we are extending the Consent Solicitation for a specified period of time or on a daily basis.

We reserve the right:

•                  to extend the Expiration Time from time to time;

•                  to waive in whole or in part any conditions to the Consent Solicitation;

•                  to terminate the Consent Solicitation at any time on or prior to the Expiration Time; and

•                  to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation (including the payment of the Consent Payments, if due) is conditioned on (i) there being received by the Depositary (and not revoked), on or before the Expiration Time, the Requisite Consent, (ii) the execution of the Supplemental Indenture by us and the Trustee, and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendment, the entering into of the Supplemental Indenture or the payment of any Consent Payments or question the legality or validity of any thereof.

By executing the Supplemental Indenture, we will irrevocably agree to cause the Consent Payments in accordance with the terms of the Supplemental Indenture to be paid.  If the Consent Solicitation is abandoned or terminated for any reason, we will as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided, and no Consent Payments will be paid.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated with respect to the Notes, the Supplemental Indenture will not be executed, the Consent Payments will not be paid and the Proposed Amendment will not become operative.

Record Date

We have fixed 5:00 p.m., New York City time, on September 21, 2006 as the Record Date.

Consent Procedures

The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date.  Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) on the Record Date may execute and deliver a Consent Letter.  DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date; accordingly, we will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and we will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes (or Agent’s Messages transmitted by DTC in lieu thereof, as defined below) to be valid Consents with respect to those Notes.  Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.

To cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the appropriate form of Consent Letter, and mail or deliver it to the Depositary at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery on or before the Expiration Time pursuant to the procedures set forth herein and therein.  A Consent Letter must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to us.  If Notes to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter.  If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to us of such person’s authority so to act.  If Notes are registered in different names, separate Consent Letters must be executed covering each form of registration.

To cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter (or procure an Agent’s Message (as defined below) in lieu thereof) and mail or deliver it to the Depositary at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A beneficial owner of an interest in Notes (“Beneficial Owner”) held through a DTC Participant must properly instruct, by Agent’s Message (as defined below) or otherwise as permitted, such DTC Participant to cause a Consent to be given in respect of such Notes on such Beneficial Owner’s behalf.  The term “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the consenting DTC Participant, which acknowledgment states that such DTC Participant has received and agrees to be bound by the Consent and that we may enforce such Consent against such DTC Participant.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes but the giving of a Consent will be binding on a transferee.  All Consents received by the Depositary (and not revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Time by following the procedures set forth under “— Revocation of Consents” below.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) FOR DELIVERY PRIOR TO THE EXPIRATION TIME THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE DEPOSITARY AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

CONSENTS SHOULD BE DELIVERED TO THE DEPOSITARY.  DELIVERY TO US, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.  HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY US, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC.

HOLDERS SHOULD NOT TENDER OR DELIVER THEIR NOTES AT ANY TIME.

If a Consent relates to less than the aggregate principal amount of Notes that such Holder holds directly or through DTC, the Holder must list the principal amount of Notes that such Holder holds to which the Consent relates.  If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC.

The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes.  The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date.  All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership.  We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel’s opinion, be unlawful.  We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents.  Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine.  None of Medarex, the Solicitation Agent, the Depositary, the Information Agent, the Trustee, or any of their affiliates, or any other person, shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.  Our interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

Prior to the Expiration Time, any Holder (including a person who becomes a Holder after the Record Date) may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000).  A Holder desiring to revoke a Consent must, on or prior to the Expiration Time, deliver to the Depositary at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to us.  If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation.  A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement.  Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes.  A Beneficial Owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Depositary on such Beneficial Owner’s behalf, or to such Beneficial Owner for forwarding to the Depositary by such Beneficial Owner, a revocation of any Consent already given with respect to such Notes.

A Holder who has delivered a revocation at any time prior to the Expiration Time may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

Prior to the Expiration Time, we intend to consult with the Depositary and the Solicitation Agent to determine whether the Depositary has received any revocations of Consents.  We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership.  None of Medarex, the Trustee, the Solicitation Agent, the Depositary, the Information Agent, any of their affiliates, or any other person, will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent, Information Agent and Depositary

We have retained Goldman, Sachs & Co. as Solicitation Agent and Global Bondholders Services Corporation to act as Information Agent and Depositary in connection with the Consent Solicitation.  In its capacity as Solicitation Agent, Goldman, Sachs & Co. may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to Beneficial Owners of Notes.  The Depositary will be responsible for collecting Consents.  In addition, the Depositary will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payment from us and then transmitting payment to such Holders.  The Solicitation Agent, the Information Agent and the Depositary will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us.  We have agreed to indemnify the Solicitation Agent, the Information Agent and the Depositary against certain liabilities, including liabilities under federal securities laws.

The Solicitation Agent, the Information Agent and the Depositary do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.  Requests for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Consent Solicitation, Proposed Amendment and receipt of the Consent Payments, to beneficial owners of Notes, and is for general information only.  It is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect.  We have not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary.  Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion.  Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, Proposed Amendment or receipt of the Consent Payments.  This summary applies only to Notes held as capital assets (within the meaning of Section 1221 of the Code), and does not purport to address all aspects of federal income taxation that may be relevant to particular holders in light of their individual circumstances and does not address issues that may be specific to holders subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, real estate investment trusts, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, banks, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, controlled foreign corporations, and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

The statements made and positions taken in this summary are based on the circumstances and expectations existing on the date hereof.  The circumstances and expectations may change after the date hereof, in which case such change may alter the positions taken below.  Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Consent Solicitation, Proposed Amendment and receipt of the Consent Payments.  Holders are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and foreign income and other tax consequences of the Consent Solicitation and Proposed Amendment and/or the receipt of the Consent Payments.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

This discussion addresses the United States federal income tax considerations applicable to a beneficial owner of a Note who or that is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (b) has made a valid election under applicable Treasury regulations to be treated as a United States person (a “U.S. Holder”).

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for United States federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Regulations”).  Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply.  Under the Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  The Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

The application of the Regulations to the adoption of the Proposed Amendment and/or the payment (or possibility of payment) of the Consent Payments is unclear as of the date hereof.  We intend to take the position that the adoption of the Proposed Amendment and/or the payment (or possibility of payment) of the Consent Payments will not constitute a significant modification of the Notes.  U.S. Holders are strongly urged to consult their own tax advisors regarding whether the adoption of the Proposed Amendment and/or the payment (or possibility of payment) of the Consent Payments constitute a significant modification of the Notes.

If the adoption of the Proposed Amendment and/or the payment (or possibility of payment) of the Consent Payments do not constitute a significant modification of the Notes, the modification would not result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes, therefore a U.S. Holder would not recognize gain or loss as a result of a deemed exchange (although the Consent Payments would be included in income, as discussed below).

If the adoption of the Proposed Amendment and/or the payment (or possibility of payment) of the Consent Payments constitute a significant modification of the Notes under the Regulations, the modification would result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for United States federal income tax purposes.  However, a deemed exchange will likely constitute a tax-free recapitalization if both the “old” Notes and the “new” Notes are treated as “securities” for United States federal income tax purposes.  An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument.  Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity.  In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” although the IRS has publicly ruled that debt instruments with a term of less than five years may be “securities” if issued in exchange for debt instruments having the same maturity date and terms (other than interest rate), and that had an original term of greater than ten years.  The “old” Notes had an original term of seven years.  The “new” Notes would have a remaining term of approximately five years.  Additionally, the “new” Notes may not be treated as having the same terms as the “old” Notes because certain covenants and conditions would differ from those in the “old” Notes.  Therefore, it is uncertain whether the “new” Notes would qualify as “securities.”  If there is a deemed exchange, we intend to take the position that the deemed exchange should constitute a tax-free recapitalization for United States federal income tax purposes for the Notes, thus no gain or loss should be recognized except as discussed below.  If, contrary to our expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the Notes, the tax consequences of the adoption of the Proposed Amendment and/or the payment of the Consent Payments could materially differ from those described herein for such Notes.  Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes and the application of the recapitalization rules.

If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss generally will be recognized by a U.S. Holder (except as discussed below).  In such event, a U.S. Holder will have an initial tax basis in the “new” Notes received in the deemed exchange equal to the holder’s tax basis in the “old” Notes deemed exchanged therefor immediately prior to the deemed exchange, increased by any gain recognized in the exchange (as discussed below), and the holder’s holding period for the “new” Notes will include the period during which the holder held the “old” Notes deemed surrendered in the deemed exchange.

If there is a deemed exchange that is not treated as a tax-free recapitalization, a U.S. Holder will recognize gain in an amount equal to the excess of (i) the issue price of the “new” Notes (generally, the fair market value of the “new” Notes, on the date of the deemed exchange, unless the “new” Notes are determined not to be “publicly traded” within the meaning of the applicable Treasury regulations), plus the Consent Payments received (if the Consent Payments are properly treated as received in connection with the deemed exchange, as discussed below) over (ii) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendment.  Such gain will generally be treated as capital gain for U.S. Holders of the Notes (except to the extent of any accrued market discount and any portion attributable to accrued but unpaid interest, in each case not previously included in the U.S. Holder’s income).  Any loss may be subject to disallowance.  In such event, there will be a new holding period starting with respect to the “new” Notes.

If there is a deemed exchange (regardless of whether it is treated as a tax-free recapitalization), the issue price of the “new” Notes would be determined based on the fair market value of the “new” Notes on the deemed exchange date (assuming the “new” Notes are treated as publicly traded).  Depending on such issue price, the “new” Notes may be treated as having been issued with original issue discount or bond premium.  If the “new” Notes were to be treated as issued with original issue discount, U.S. Holders may be required to include original issue discount in income in advance of the receipt of the cash attributable to such income, among other consequences.

Holders are strongly urged to consult their tax advisors as to the tax consequences resulting from the adoption of the Proposed Amendment and/or the payment of the Consent Payments.

Consent Payments

The United States federal income tax consequences of the receipt of the Consent Payments are unclear.  Consent Payments paid to U.S. Holders, for United States federal income tax purposes, may be treated as a separate fee for consenting to the Proposed Amendment, in which case a U.S. Holder would recognize ordinary income in an amount equal to the amount of the Consent Payments.  Alternatively, the Consent Payments may be treated as additional interest on the Notes, in which case the Consent Payments would be taxed as ordinary income in accordance with the U.S. Holder’s method of tax accounting.

If there were to be a deemed exchange that is treated as a recapitalization, it is possible the Consent Payments may be treated as received in connection with the recapitalization and not as separate consideration.  In this case, a U.S. Holder would generally recognize gain, but not loss, equal to the lesser of (i) the excess of (a) the sum of the issue price of the “new” Notes (generally, the fair market value of the “new” Notes, on the date of the deemed exchange, unless both the “new” Notes and the Notes are determined to not be “publicly traded” within the meaning of the applicable Treasury regulations) and the Consent Payments received over (b) the U.S. Holder’s adjusted tax basis in the Notes immediately prior to the adoption of the Proposed Amendment and (ii) the amount of the Consent Payments.  Such gain would generally be treated as capital gain for the U.S. Holders of the Notes (except to the extent of accrued market discount or allocable to previously accrued but unpaid interest, in each case, unless previously included in the U.S. Holder’s income).  U.S. Holders should consult their tax advisors regarding the United States federal income tax consequences of the receipt of the Consent Payments in their particular circumstances.

Backup Withholding

A U.S. Holder who fails to complete a substitute Form W-9 (included in the relevant Consent Letter) may be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payments unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

Non-U.S. Holders

For purposes of this section, “non-U.S. Holder” means a beneficial owner of a Note (other than a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Debt Modification

Even if there were to be a deemed exchange of the Notes for “new” Notes, a non-U.S. Holder generally will not be subject to United States federal income taxation on income (if any) recognized in connection with such deemed exchange unless income in respect of the “old” Notes is treated as effectively connected to the conduct of a trade or business by the non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met.  In such case, the United States federal income tax consequences to such non-U.S. Holder would be the same as those applicable to U.S. Holders described above.

Withholding Tax

In the absence of clear guidance regarding whether United States federal withholding tax is required to be withheld with respect to the Consent Payments paid to non-U.S. Holders, we may withhold tax at a rate of 30% from Consent Payments paid to a non-U.S. Holder, except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payments is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payments paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming treaty benefits.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including their eligibility for a withholding tax exemption or reduction and the possibility of filing the appropriate IRS Form W-8, as well as the possibility of claiming a refund.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY.  HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENTS AND/OR THE ADOPTION OF THE PROPOSED AMENDMENT, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements.  You should not place undue reliance on these forward-looking statements.  Forward-looking statements include, but are not limited to, those relating to the commercialization of our currently marketed and anticipated products, the progress of our product development programs, developments with respect to clinical trials and the regulatory approval process, the results of our sales and marketing efforts, the outcome of contingencies such as legal proceedings, and financial results.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this Consent Solicitation Statement.  In particular, there can be no assurances as to when we will be able to complete our restatement and file restated financial statements with the SEC, as well as when we will be able to file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, or the potential effects of any delays in such filings.  Forward-looking statements included or incorporated by reference in this Consent Solicitation Statement about the Notes or the Proposed Amendment are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements.  Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE; AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”).  Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549).

The following documents, which have been filed by us with the SEC, are incorporated by reference into this document:

1.               Current Report on Form 8-K (File No. 000-19312)  filed with the SEC on May 24, 2006;

2.               Current Report on Form 8-K (File No. 000-19312)  filed with the SEC on June 15, 2006;

3.               Current Report on Form 8-K (File No. 000-19312) filed with the SEC on August 18, 2006;

4.               Current Report on Form 8-K (File No. 000-19312) filed with the SEC on August 31, 2006; and

5.               Amendment to Current Report on Form 8-K/A (File No. 000-19312) filed with the SEC on September 20, 2006.

In addition, all documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and on or prior to the Expiration Time or the termination of the Consent Solicitation will be deemed incorporated herein by reference and will be deemed to be a part hereof from the date of filing of such documents and reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

We will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to us that are incorporated herein by reference except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to us at 707 State Road, Princeton, NJ 08540, Attention: General Counsel or to the Information Agent at the addresses and telephone number set forth on the back cover of this Consent Solicitation Statement.

The Trustee for the Notes is:

Wilmington Trust Company, a Delaware banking company

1100 North Market Street
Rodney Square North
Wilmington, DE  19890-1615

The Information Agent for the Consent Solicitation is:

Global Bondholders Services Corporation

65 Broadway—Suite 723
New York, New York 10006

Attn: Corporate Actions
Banks and Brokers Call: (212) 430-3774
Toll Free: (866) 873-6300

Delivery of the completed Consent Letters should be directed to the Depositary:

The Depositary for the Consent Solicitation is:

Global Bondholders Services Corporation

By Facsimile:

(For Eligible Institutions only):
(212) 430-3775

Confirmation:
(212) 430-3774

By Mail:

By Mail	By Overnight Courier:	By Hand:
65 Broadway—Suite 723	65 Broadway—Suite 723	65 Broadway—Suite 723
New York, NY 10006	New York, NY 10006	New York, NY 10006

The Solicitation Agent for the Consent Solicitation is:

GOLDMAN, SACHS & CO.

1 New York Plaza, 48th Floor
New York, New York 10004
Toll Free: (800) 828-3182
Collect: (212) 902-9077
Attn: Credit Liability Management Group